Investor Relations March 20191

Forward-Looking Statements The following presentation contains forward-looking statements which are protected as forward-looking statements under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying forward-looking statements are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance we will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements”. These statements include, but are not limited to, statements regarding future: crude oil capacities, connection to condensate fields; EBITDA of our logistics assets; crude oil quality (and control thereof) and price advantages, pricing and gathering system capacity; connection or access to shale or condensate fields and/or domestic, locally gathered and/or Canadian crude oils; conversion and distillate yields; fertilizer facility flexibility, storage availability, distribution costs, marketing agreements and netback prices; strategic value of our locations; cost of operations; throughput and production; favorability of the macro environment including global crude oil supply, increased shale oil production, takeaway capacity, product demand, growth of global economies sustainably or at all, price environment, impacts of IMO 2020 including the ability of CVI to benefit therefrom, exports, RIN prices, deregulation and political and regulatory developments and landscapes; crude oil and condensate differentials; crack spreads; heavy oil production; strategic initiatives including EHS improvements, ability to deliver high quality and profitable crude oil to our refineries, reduction of RINs exposure, biodiesel blending, development of wholesale or retail businesses, expansion of optionality to process WCS, light share oil and/or natural gas, improvement of liquid yield at Wynnewood by 3.5% or at all, reduction of SG&A casts, headcount reductions, ERP utilization, reduction of lost opportunities or improved capture rates; capital expenditures and turnaround expense; the Benfree, Isom, KSAAT and crude oil optionality projects including the costs, timing, returns, benefits and impacts thereof; ability to serve Southern Plains and Corn Belt areas; ability to minimize distribution costs and maximize netbacks; global fertilizer demand and nitrogen consumption; corn applications, uses, production, stocks, pricing and crops; ethanol consumption; population growth; decrease in farmland; biofuel consumption; diet evolution in developing countries; nitrogen capacity, supply and demand; on stream factors; feedstock costs; capital and turnaround projects and the duration, cost and timing thereof; sales revenue; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on such forward-looking statements (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These forward-looking statements are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

CVR Energy, Inc. (NYSE: CVI) Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 3 3

CVR Energy, Inc. (NYSE: CVI) CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and 34 percent of the common units of CVR Partners, LP. CVR Partners, LP Petroleum Segment (NYSE: UAN) • 2 strategically located Mid- • 2 strategically located Continent refiners close to facilities serving the Cushing, Oklahoma Southern Plains and Corn • 206,500 bpcd of nameplate Belt markets crude oil capacity • Direct access to crude oil and • Well positioned to condensate fields in the minimize distribution costs Anadarko Basin and maximize net back pricing • Complimentary logistic assets with potential EBITDA of • Freight-advantaged approximately $70 million per marketing channels year contribute to higher net back prices • Historical space on key pipelines provides access to quality and • Marketing agreement with price advantaged crude oil – LSB Industries Pryor, OK, 100% exposure to WTI-Brent facility’s UAN production differential • 99% conversion to light products & 45% distillate yield(1) (1) Based on crude oil throughputs; for the last twelve months ended December 31, 2018. 4 4

Asset Footprint Mid-Continent Refineries • Nameplate crude oil capacity of 206,500 bpcd across two refineries • 2018 total throughput of 212,595 bpcd • Average complexity of 10.8 • Located in Group 3 of PADD II Cushing & SCOOP/STACK Centric • Refineries are strategically located ~ 100 to 130 miles from Cushing, OK • Historical space on key pipelines • Access to domestic inland, locally gathered and Canadian crude oils Logistics • Crude oil gathering system with capacity over 115,000 bpd serving Kansas, Nebraska, Coffeyville Refinery Oklahoma and Missouri Wynnewood Refinery • Gathering at the wellhead should allow us CVR Crude Transportation to control the quality of the barrels we Third-Party Crude Storage process Corporate Headquarters 6

Strategically Located Mid-Con Refineries Crude Oil Supply Network Marketing Network Coffeyville Resources Refining & Marketing and Nitrogen Fertilizer Wynnewood Refinery Major Canadian Crude Oil Pipelines CVR Crude Oil Pipelines Third-Party Crude Oil Pipelines JV Pipeline Third-Party Terminals Third-Party Refined Product Pipelines CVR Crude Transportation Corporate Headquarters 7

High-Quality Refining Assets Consolidated Favorable High Distillate Yield (1) (2) Consolidated Low Cost Operator(2) (3) 46% $8.0 $7.0 42% $6.0 $5.0 38% $4.0 $3.0 34% $2.0 $1.0 30% $0.0 CVI VLO PSX DK HFC MPC PBF VLO MPC DK CVI PSX PBF HFC 2018 4Q18 2018 4Q18 Total Throughput(2) Total Production(2) Heavy Canadian(4) 2% Other(5) Other(6) Condensate 6% 7% 6% Regional Midland WTI Shale Oil 12% 212,595 40% 212,124 Gasoline Distillate 51% bpd 42% bpd WTI 33% (1) Based on crude oil throughputs. 8 (2) For the last twelve months ended December 31, 2018. (3) Operating expenses based on per barrel of total throughput excluding direct turnaround expenses. (4) Currently have pipeline space up to 35,000 bpd but has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuel. 8 (6) Other includes natural gasoline, isobutane, normal butane and gas oil.

Favorable Macro Environment Feedstock Supply • Increasing U.S. shale oil production • Limited Canadian pipeline and rail takeaway capacity • Access to price-advantaged crude oils such as Canadian and Regional Shales Product Demand • Global economies aligned for sustainable growth • Sustained product demand driven by: • Lower price environment • IMO 2020 • Exports • Low Unemployment Regulatory Landscape • Constructive deregulation • Positive Energy development in the U.S. • Lower Y/Y RIN prices 9

Favorable Macro Environment 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-WTI & Condensate-WTI Differentials ($/bbl) $10.00 $30 Midland-WTI Condensate - WTI NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI $25 $5.00 $20 $0.00 $15 ($5.00) $10 ($10.00) $5 ($15.00) $0 ($20.00) Jan-14 Oct-14 Jul-15 Apr-16 Jan-17 Oct-17 Jul-18 Apr-19 Jan-20 Oct-20 Jan-14 Oct-14 Jul-15 Apr-16 Jan-17 Oct-17 Jul-18 Apr-19 Jan-20 Oct-20 WCS-WTI Differential ($/bbl) WTI-based ULSD Crack ($/bbl) Feb-14 Feb-15 Feb-16 Feb-17 Feb-18 Feb-19 Feb-20 $35 $0 ($5) $30 ($10) $25 ($15) $20 ($20) ($25) $15 ($30) $10 ($35) ($40) $5 ($45) $0 ($50) Jan-14 Oct-14 Jul-15 Apr-16 Jan-17 Oct-17 Jul-18 Apr-19 Jan-20 Oct-20 Source: Market view as of March 25, 2019 10

Well Positioned to Benefit from IMO 2020 IMO 2020 is expected to benefit high-complexity refiners like CVR Background: Beginning January 1, 2020 the International Maritime Organization (IMO) is expected to enforce a new 0.5% global sulfur cap on marine fuel content, a significant reduction from the current limit of 3.5%. Expected Market Impacts: 1) Increased demand for diesel; 2) depressed margins for high sulfur fuel oil, and 3) wider discounts for heavy and sour crude oils. Implications for CVR Energy: CVR Energy is well positioned to benefit from IMO 2020 impacts due to: 1) Peer-leading distillate yield of over 42% in 2018; 2) less than 1.5% heavy oil production across both refineries, and 3) access up to 35,000 bpd of Canadian crude oil through our capacity on the Keystone and Spearhead pipelines. Annual EBITDA Sensitivity from $1/bbl change(1) Brent - WTI Differential $73M Distillate Crack $39M WCS Differential $11M $0M $10M $20M $30M $40M $50M $60M $70M $80M (1) Based on 2018 crude throughput of 72.7 mmbbl and distillate production of 32.8mmbbl; Assumes 30,000 bpd of WCS, or 11.0 mmbbl per year 11

Industry Leading Dividend Yield Current Dividend Yield1 >2x Peer Group Average Dividend Payout Ratio Also >2x Peer Average Current Dividend Yield 2018 Dividend Payout Ratio (% of CFFO) 8.0% 50% 7.0% Peer Group Average 40% 6.0% Peer Group Average 5.0% 30% 4.0% 3.0% 20% 2.0% 10% 1.0% 0.0% 0% CVI VLO PBF MPC PSX DK HFC PARR CVI VLO PSX PBF HFC MPC DK PARR 1Based on closing prices on March 26, 2019 Consistent Dividend Payouts Despite Oil Price Volatility Peer-Leading Dividend Growth in 2018 $0.80 $75 Y/Y Dividend Growth Dividend per Share WTI Price $0.70 $70 60% $65 $0.60 50% $60 $0.50 $55 40% $0.40 $50 30% $0.30 $45 20% $0.20 $40 $0.10 $35 10% $0.00 $30 0% CVI DK MPC PSX VLO HFC PBF 12

Strategic Initiatives

Environment, Health and Safety	**Continue to improve in all Environmental, Health and Safety matters. Safety is Job 1.** › *2018 total recordable incident rates down over 50% Y/Y, environmental events down over 35%*
Focus on crude quality and differentials	**Leverage our strategic location and our proprietary gathering system to deliver high quality and cost efficient crude oil to our refineries.** › *Increased regional shale crude oil throughput by 38% in 2018; more than doubled condensate throughput*
Reduce our RIN exposure	**Reduce our RIN exposure through increased biodiesel blending and building a wholesale/retail business** › *Internal RINs generation increased to 24% in 2018 from 18% in 2017, in part by blending biodiesel across both refinery racks*
Expand Coffeyville feedstock flexibility	**Expand our optionality to process WCS, light shale oil, and natural gasoline at the Coffeyville refinery.** › *3-phase project under development; potential capital investments of $360M with expected returns over 30%*
Increase liquid yields at Wynnewood	**Improve liquid yield recovery at the Wynnewood refinery by 3.5%.** › *Benfree repositioning project now in service. Isomerization project in Schedule A design; potential capital investment of $90M if approved, with expected returns over 35%*
Lower our cost structure	**Reduce SG&A costs via ERP utilization and headcount reductions.** › *SG&A reductions led by consolidation of offices and corporate restructuring*
Reduce lost opportunities	**Reduce lost opportunities and improve capture rates.** › *Total lost profit opportunities equated to approximately 10% - 15% of Adjusted EBITDA across both segments in 2018. Goal is to reduce lost profit opportunities by 50% in 2019.*

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CVR Energy

Long-Term Value Creation Projects Isomerization Unit at Wynnewood • Intended to: • Run more Anadarko Basin crude oils and condensates • Improve liquid volume yield and increase distillate yield • Increase capability to produce additional premium gasoline (typically $0.20/gal. uplift) • Reduce benzene content of gasoline – generate more credits • Schedule A design work underway, including detailed cost estimate • Expect to seek full board approval in 3Q 2019 • Total capital cost currently estimated at approximately $90 million • Expected return greater than 35% • If fully approved, project completion targeted for 2021- 2022 14

Long-Term Value Creation Projects Crude Optionality at Coffeyville • If approved, Phase 1 would increase the capacity for processing natural gasoline and/or shale crude oil and condensate to 10,000 bpd ➢ Additional naphtha hydrotreating capacity ➢ Additional C5 / C6 isomerization capacity ➢ Create Tier III gasoline flexibility • Timing for Phase 1 completion is expected to be in 2022- 2023 • Total capital cost for Phase 1 currently estimated at approximately $190 million • Phase 2 would involve improving liquid yield and increasing Canadian crude processing ability with the addition of a new gas oil hydrotreater • Phase 3 would involve expansion of the continuous catalytic reformer to process additional naphtha to high octane blendstock • Total capital cost for all three phases currently estimated at $360 million, with estimated returns of 30% or higher 15

Long-Term Value Creation Projects KSAAT Project at Wynnewood • KSAAT Solid Acid Alkylation Technology – Wynnewood Refinery • Intended to eliminate the use of hydrofluoric (HF) acid catalyst in the alkylation unit • Installation of the KSAAT process would avoid investment in an HF mitigation system • KSAAT process should also increase production of premium gasoline at Wynnewood • Schedule A design work underway, including detailed cost estimate • Potential expected return in excess of 70% on net investment • If approved, timing for project completion is expected to be in 2021-2022 • Total capital cost currently estimated at approximately $50 million ($15 million with alternative mitigation offset) • Potential to implement similar design at Coffeyville 16

Capital Expenditures and Turnaround Expense $250 2019 Total Capex budget of $180M - $200M $200 • Environmental and Maintenance spending $150 planned at $125M - $140M $M $100 • Growth capex budgeted at $55M - $60M $50 • Approximately $50M - $60M of growth related projects will require additional approvals before $0 moving forward 2014 2015 2016 2017 2018 2019e Environmental & Maintenance Growth $250 2019 Turnaround spending planned at $40M $200 • Wynnewood refinery turnaround planned for $150 1Q19 - #2 crude unit, CCR, DHT and associated hydrotreating units $M $100 • Expected turnaround expense of approximately $50 $26M • Coffeyville refinery turnaround expected in $0 2014 2015 2016 2017 2018 2019e Spring of 2020 – FCC, alky and associated Turnaround expense hydrotreating units • Planning costs in 2019 of approximately $15M Note: As of December 31, 2018 17

Solid Trends in Fertilizer Demand Growth ◼ Global nitrogen consumption increased by 15% Global Nitrogen Consumption between 2008 and 2018 driven by: 140 − Population growth 130 120 − Decrease in farmland per capita 110 100 − Biofuel consumption 90 − Continued evolution to more protein-based Million Tonnes 80 70 diets in developing countries 60 50 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Global Arable Land per Capita U.S. Nitrogen Consumption 0.28 14.0 0.26 13.5 0.24 13.0 0.22 12.5 12.0 0.20 11.5 0.18 Million Tonnes Hectares Personper 11.0 0.16 10.5 0.14 10.0 1992 1994 1995 1996 1997 1999 2001 2002 2004 2006 2007 2008 2009 2011 2012 2013 2014 2016 1993 1998 2000 2003 2005 2010 2015 2012 2013 2014 2016 2017 2018 2020 2021 2022 2024 2025 2026 2028 2029 2030 2010 2011 2015 2019 2023 2027 Source: Fertecon, World Bank 19

U.S Nitrogen Supply & Demand Corn Stocks to Use Compared to Net Back Fertilizer Pricing U.S. Nitrogen Supply $700 30% 16,000 Stocks to Use $600 Ammonia Net Back Price 14,000 UAN Net Back Price $500 12,000 20% $400 16% 14% 10,000 13% 13% 12% 12% $300 8,000 9% 10% 8% 7% $200 6,000 $100 4,000 $0 0% 2,000 11/12 12/13 13/14 14/15 15/16 16/17 17/18 18/19 19/20 (000'sof nitrogen metric tons) 0 • Estimated reduced corn stocks supports improving fundamentals for corn prices (2,000) • 2018 UAN summer fill prices improved $32 per ton over (4,000) '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '25 '30 prior year Production Imports Exports • Major global nitrogen capacity build cycle largely complete in 2017/2018. Additional tons have been absorbed by the market • Product demand currently expected to exceed new supply for the next several years Source: NPK Fertilizer Consultant, USDA, Blue Johnson and Associates, Inc. 20

Strong Demand for Corn in the U.S. U.S. Domestic Corn Use 14.0 ◼ Corn has a variety of uses and applications, 12.0 including feed grains, ethanol for fuel and 10.0 food, seed and industrial (FSI) 8.0 6.0 ◼ Feed grains 4.0 (Bushels (Bushels billions) in 2.0 − ~96% of domestic feed grains are supplied 0.0 by corn Feed / Residual Use Ethanol Seed & Industrial − Consumes ~37% of annual corn crop(1) Domestic Corn Planted Acres and Yield per Acre ◼ Million planted acres Bushels per harvested acre Ethanol 120 200 180 100 − Consumes ~37% of annual corn crop(1) 160 140 80 120 60 100 ◼ Corn production driven more by yield than 80 40 60 acres planted 40 20 20 0 0 1926 1930 1938 1942 1950 1954 1962 1966 1974 1978 1986 1990 1998 2002 2010 2014 1934 1946 1958 1970 1982 1994 2006 2018 Source: USDA Economic Research Service and USDA WASDE. Planted acres Yield per acre (1) Based on most recent five year average. 21

Strategically Located Assets ◼ Large geographic footprint serving the Southern Plains and Corn Belt region ◼ Well positioned to minimize distribution costs and maximize net back pricing ◼ New rail loading rack at Coffeyville increases optionality of customer markets due to greater access to BNSF delivery points – unit train capable ◼ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 22

Key Operating Statistics Consolidated Production Volumes Ammonia Utilization 100% Ammonia (gross produced) Ammonia (net avail. for sale) UAN Coffeyville East Dubuque Consolidated 1,400 95% 94% 1,200 93% 93% 92% 92% 1,000 90% 89% 800 600 85% % % Capacity of Thousand Thousand tons 400 80% 200 0 2014 2015 2016 2017 2018 75% Two Years Ending 2017 Two Years Ending 2018 Consolidated Feedstocks Costs(1) Consolidated Sales Revenue(1)(2) Urea Products 7% Hydrogen 10% Ammonia 21% Pet Coke Natural 30% Gas 60% UAN 72% (1) For the last twelve months ended December 31, 2018. (2) Excludes freight. 23

Capital Expenditures and Turnaround Expenses East Dubuque Merger on 2019 Total Capex budget of $20M - $25M $30 April 1, 2016 $25 • Environmental and Maintenance spending $20 planned at $18M - $20M $15 $M • Growth capex budgeted at $2.0M - $5.0M $10 • Growth capex budget comprised of a number of $5 smaller projects $0 2014 2015 2016 2017 2018 2019e Maintenance Growth East Dubuque Merger on $10.0 2019 Turnaround spending planned at $6.6M April 1, 2016 $8.0 • East Dubuque turnaround planned for Fall of $6.0 2019 $M $4.0 • Coffeyville and East Dubuque are on alternating two-year turnaround schedules $2.0 • Turnarounds have historically lasted two to $0.0 three weeks and cost approximately $7M 2014 2015 2016 2017 2018 2019e Turnaround Expense Note: As of December 31, 2018 24

APPENDIX

Non-GAAP Financial Measures EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Adjusted EBITDA represents EBITDA adjusted to exclude consolidated turnaround expense and other non-recurring items which management believes are material to an investor’s understanding of the Company’s underlying operating results. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. Direct Operating Expenses per Total Throughput Barrel, excluding Turnaround Expense - represents direct operating expenses for our Petroleum segment, excluding turnaround expenses reported as direct operating expense, divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. 26

Non-GAAP Financial Measures

(In USD Millions)	2014	2015	2016	2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018	2018
CVR Energy, Inc.									
Net Income	$ 309	$ 298	$ 9	$ 217	$ 104	$ 79	$ 121	$ 106	$ 411
Add: Interest expense and other financing costs, net of interest income	39	47	83	109	27	27	26	24	102
Add: Income tax expense (benefit)	98	85	(20)	(217)	21	17	35	16	89
Add: Depreciation and amortization	155	164	193	214	52	55	51	54	213
EBITDA	**$ 601**	**$ 594**	**$ 265**	**$ 323**	**$ 203**	**$ 178**	**$ 233**	**$ 200**	**$ 815**
Add: Loss on extinguishment of debt	-	-	5	-	-	-	-	-	-
Add: Turnaround expenses	7	109	38	83	-	6	1	2	10
Add: Expenses associated with the East Dubuque Merger	-	2	3	-	-	-	-	-	-
Adjusted EBITDA	**$ 608**	**$ 705**	**$ 311**	**$ 406**	**$ 203**	**$ 184**	**$ 234**	**$ 202**	**$ 825**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	1Q 2018	2Q 2018	3Q 2018	4Q 2018	2018
Refining margin	$ 241	$ 271	$ 313	$ 279	$ 1,178
Divided by: total throughput barrels	17	20	20	20	78
Refining margin per throughput barrel	$ 14.19	$ 13.71	$ 15.54	$ 13.67	$ 15.18
Inventory valuation impacts	$ (20)	$ (22)	$ (3)	$ 77	$ 32
Refining margin, excluding inventory valuation impacts	220	249	310	356	1,210
Divided by: total throughput barrels	17	20	20	20	78
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 12.98**	**$ 12.61**	**$ 15.41**	**$ 17.47**	**$ 15.60**

Direct Operating Expense per throughput barrel	1Q 2018	2Q 2018	3Q 2018	4Q 2018	2018
Direct operating expenses	$ 93	$ 94	$ 85	$ 92	$ 364
Major turnaround expenses	-	-	1	2	4
Direct operating expenses excluding turnaround	$ 93	$ 94	$ 84	$ 90	$ 360
Throughput (bpd)	188,368	216,665	218,906	221,481	
Total Throughput (mm bbls)	17	20	20	20	78
Direct operating expenses excluding turnaround expenses per total throughput barrel	**$ 5.49**	**$ 4.76**	**$ 4.17**	**$ 4.41**	**$ 4.65**

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CVR Energy®

Non-GAAP Financial Measures

(In USD Millions)	2014	2015	2016	2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018	2018
CVR Partners, LP									
Net Income (loss)	$ 76.1	$ 62.0	$ (26.9)	$ (72.8)	$ (19.1)	$ (16.4)	$ (13.1)	$ (1.4)	$ (50.0)
Add: Interest expense and other financing costs, net of interest income	6.7	7.0	48.6	62.8	15.7	15.7	15.7	15.5	62.6
Add: Income tax expense (benefit)	-	-	0.3	0.2	-	-	-	(0.0)	(0.0)
Add: Depreciation and amortization	27.3	28.4	58.2	74.0	16.4	20.4	16.0	18.7	71.6
EBITDA	**$ 110.1**	**$ 97.4**	**$ 80.2**	**$ 64.3**	**$ 13.0**	**$ 19.7**	**$ 18.6**	**$ 32.8**	**$ 84.1**
Add: Turnaround expenses	-	7.0	6.6	2.6	-	6.4	-	-	6.4
Add: Loss on extinguishment of debt	-	-	4.9	-	-	-	-	-	-
Add: Expenses associated with the East Dubuque Facility acquisition	-	2.3	3.2	-	-	-	-	-	-
Adjusted EBITDA	**$ 110.1**	**$ 106.7**	**$ 94.8**	**$ 66.8**	**$ 13.0**	**$ 26.1**	**$ 18.6**	**$ 32.8**	**$ 90.5**

(In USD Millions)	2014	2015	2016	2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018	2018
CVR Partners, LP									
Adjusted EBITDA	$ 110.1	$ 106.7	$ 94.8	$ 66.8	$ 13.0	$ 26.1	$ 18.6	$ 32.8	$ 90.5
Less: Debt service	(5.8)	(6.0)	(46.1)	(59.8)	(14.9)	(14.9)	(14.9)	(14.7)	(59.4)
Less: Maintenance capital expenditures	(4.7)	(9.6)	(13.7)	(14.1)	(2.3)	(4.1)	(4.5)	(4.0)	(14.9)
Less: Turnaround expenses	-	(7.0)	(6.6)	(2.6)	-	(6.4)	-	-	(6.4)
Less: Expenses associated with East Dubuque Facility acquisition	-	(2.3)	(3.2)	-	-	-	-	-	-
Add: Impact of purchase accounting	-	-	13.0	-	-	-	-	-	-
Add: Available cash associated with East Dubuque 2016 first quarter	-	-	6.3	-	-	-	-	-	-
Available cash for distribution	**$ 99.6**	**$ 81.8**	**$ 44.6**	**$ (9.7)**	**$ (4.2)**	**$ 0.7**	**$ (0.8)**	**$ 14.1**	**$ 9.8**

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CVR Energy

Non-GAAP Financial Measures Reconciliation of Projected Logistics Net Income to Projected Logistics EBITDA (Annual, USD Millions) Projected Logistics Net Income $ 49 to $ 55 Income tax expense 10 to 12 Depreciation & amortization 6 to 8 Projected Logistics EBITDA $ 65 to $ 75 Note: reconciliation above excludes non-controlling interest impacts as those are not estimable. 29

Organizational Structure[1]



IEP
Public
70.8%
29.2%
CVR Energy, Inc. (CVI)
100%
Holding Companies (1)
100%
Coffeyville Resources, LLC
34.1%
100%
34.4%
100%
CVR GP, LLC
Public
65.6%
CVR Refining Holdings, LLC
100%
65.9%
CVR Refining GP, LLC
CVR Partners, LP (UAN)
Coffeyville Resources Nitrogen Fertilizers, LLC(2)
CVR Nitrogen, LP
East Dubuque Nitrogen Fertilizers, LLC(3)
CVR Refining, LP (CVRR)
100%
CVR Refining, LLC
100%
100%
Petroleum Refining and Logistics Operating Subsidiaries (4)
Coffeyville Finance Inc.

(1) Simplified for presentation purposes
(2) Includes Coffeyville Nitrogen Fertilizers, Inc., CL JV Holdings, LLC, Coffeyville Refining & Marketing Holdings, Inc., Coffeyville Refining & Marketing, Inc., Coffeyville Terminal, Inc., Coffeyville Crude Transportation, Inc., and Coffeyville Pipeline, Inc.
(3) Includes CVR Partners Fertilizer Business.
(4) Includes East Dubuque Facility.
(5) Includes Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, and Coffeyville Resources Pipeline, LLC.

30